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                                                                      EXHIBIT 11

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 INNOVEDA, INC.

                                       AT

                              $3.95 NET PER SHARE

                                       BY

                           INDIANA MERGER CORPORATION

                          A WHOLLY-OWNED SUBSIDIARY OF

                          MENTOR GRAPHICS CORPORATION

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                  MAY 28, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated April 30, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), through Indiana Merger Corporation, a Delaware corporation ("Purchaser" and, together with Mentor Graphics, "Mentor") and a wholly-owned subsidiary of Mentor Graphics, to purchase for cash all of the shares of common stock, par value $0.01 per share (the "Shares"), of Innoveda, Inc., a Delaware corporation (the "Company"), at a purchase price of $3.95 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1.  The tender price is $3.95 per Share, net to you in cash.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer a number of Shares that represents at least a majority of the total number of outstanding Shares on a fully diluted basis on the date of purchase and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The Offer is also subject to certain other conditions described in Section 16 of the Offer to Purchase. The Offer is not conditioned upon Mentor obtaining financing.
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          4.  The Offer is being made pursuant to the Agreement and Plan of
     Merger, dated as of April 23, 2002 (the "Merger Agreement"), among the Company, Mentor Graphics and Purchaser. The Merger Agreement provides for, among other things, the making of the Offer by Mentor, and further provides that, as soon as practicable following consummation of the Offer, Purchaser will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Mentor Graphics.

          5. The Board of Directors of the Company by unanimous vote of all directors present at a meeting of the Company's Board of Directors held on April 23, 2002, (1) determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (2) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger and (3) recommended that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

          6. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 28, 2002, UNLESS THE OFFER IS EXTENDED.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Wilmington Trust Company (the "Depositary") of
(a) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                                 INNOVEDA, INC.
                                       BY
                           INDIANA MERGER CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                          MENTOR GRAPHICS CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 30, 2002 (the "Offer to Purchase") and the related Letter of Transmittal, in connection with the offer by Mentor Graphics Corporation through Indiana Merger Corporation to purchase all of the shares of common stock, $0.01 par value per share (the "Shares"), of Innoveda, Inc. (the "Company"), at a purchase price of $3.95 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

                        Number of Shares to be Tendered:

                --------------------------------------------      Shares*

                                    Dated
                 --------------------------------------------

                                  SIGN HERE

            -----------------------------------------------------

            -----------------------------------------------------
                                 SIGNATURE(S)

            -----------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

            -----------------------------------------------------
                                   ADDRESS

            -----------------------------------------------------
                        AREA CODE AND TELEPHONE NUMBER

            -----------------------------------------------------
                          TAXPAYER IDENTIFICATION OR
                            SOCIAL SECURITY NUMBER

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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